Filed by the Registrant ☒

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.   )

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

THE MERGER FUND

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6.	Amount Previously Paid:

7.	Form, Schedule or Registration Statement No.:

8.	Filing Party:

9.	Date Filed:

VOTE NOW!

The Merger Fund

Dear Valued Shareholder:

** WE NEED YOUR VOTE **

We need your help. Due to lack of shareholder participation, the special meeting of shareholders of The Merger Fund, originally scheduled for July 9, 2021, and adjourned twice to August 6, 2021, and to August 25, 2021, has again been adjourned to September 22, 2021 to allow for additional time to secure the required favorable votes needed to pass Proposal 4. As of the date of this letter, our records indicate that we have not received your important proxy vote.

Independent, nationally recognized proxy advisory firm Institutional Shareholder Services Inc. has joined the Board of trustees in recommending a vote IN FAVOR of proposal 4, and the majority of the shareholders who have voted, have voted in favor as well. If you have not yet voted, we still need your vote. Voting now will help us avoid further costly reminder phone calls and additional mailings to you and your fellow shareholders.

Please vote before September 22, 2021.

If you have any questions or would like to vote, please call the number listed below:

1-855-601-2245

The Funds have made it very easy for you to vote. Choose one of the following methods:

Vote by Internet	Vote by Mail	Call

Visit the Website noted on your proxy card and enter the control number that appears on the proxy card. Follow the on-screen prompts to vote.	Return the executed proxy card in the postage-paid envelope provided so it is received before September 22, 2021.

Call the phone number above Monday through Friday, 9:00am until 10pm, Eastern time to speak with a proxy specialist.

OR

Call the toll-free touch-tone phone number listed on your proxy card. Have your proxy card with control number available. Follow the touch-tone prompts to vote.

THANK YOU FOR YOUR PARTICIPATION.

August 31, 2021

URGENT

Re: Your investment with The Merger Fund

Dear Shareholder,

We have attempted to contact you regarding an important matter pertaining to your investment in The Merger Fund.

Please contact us immediately at 1- 855-601-2245 Monday through Friday between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time and Saturday through Sunday between the hours of 10:00 a.m. to 6:00 p.m. Eastern Time.

This matter is very important and will take only a moment of your time.

Broadridge Financial Solutions has been engaged by The Merger Fund to contact you.

Thank you in advance for your assistance with this matter.

Sincerely,

Michael Collins

Vice President and General Manager

The Merger 8/21